EXHIBIT 10.1

    TWELFTH AMENDMENT AND CONSENT dated as of October 30, 2006 ("Amendment"), executed and delivered in connection with that certain FINANCING AGREEMENT, among ROCK OF AGES CORPORATION, a Delaware corporation ("ROA"), ROCK OF AGES KENTUCKY CEMETERIES, LLC, a Delaware limited liability company ("Kentucky"), CAROLINA QUARRIES, INC., a Delaware corporation ("Carolina"), PENNSYLVANIA GRANITE CORP., a Pennsylvania corporation ("Pennsylvania"), KEITH MONUMENT COMPANY LLC, a Delaware limited liability company ("Keith"), ROCK OF AGES MEMORIALS INC., a Delaware corporation ("Memorials") and SIOUX FALLS MONUMENT CO., a South Dakota corporation ("Sioux Falls"), as borrowers (ROA, Kentucky, Carolina, Pennsylvania, Keith, Memorials and Sioux Falls each a "Company" and collectively the "Companies"), the lenders party thereto (each a "Lender" and collectively the "Lenders") and THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), as agent for the Lenders (in such capacity, the "Agent"). Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Financing Agreement (as defined below).

    WHEREAS, the Companies, the Lenders and the Agent are parties to that certain Financing Agreement, dated as of December 17, 1997, which agreement has been amended by (a) the letter amendment dated June 22, 1998 (the "First Amendment"), (b) the Amendment dated June 1, 1999 (the "Second Amendment"), (c) the Consent and Amendment dated December 20, 1999 (the "Third Amendment"), (d) the Consent and Amendment dated as of December 27, 2000 (the "Fourth Amendment"), (e) the Fifth Amendment dated as of October 23, 2002 (the "Fifth Amendment"), (f) the Sixth Amendment and Waiver dated November 11, 2003 (the "Sixth Amendment"), (g) the Seventh Amendment and Waiver dated as of February 16, 2004 (the "Seventh Amendment"), (h) the Eighth Amendment dated as of July 8, 2004 (the"Eighth Amendment"), (i) the Ninth Amendment dated as of December 31, 2004 (the"Ninth Amendment"), (j) the Tenth Amendment and Waiver dated August 9, 2005 (the"Tenth Amendment") and (k) the Eleventh Amendment, Consent and Waiver dated as of November 15, 2005 (the"Eleventh Amendment") (as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment and the Eleventh Amendment and as the same may hereafter be amended, modified, supplemented or restated from time to time, the "Financing Agreement");

    WHEREAS, the Companies have requested that the Lenders (a) consent to the Sale (as defined in Section Two below) and (b) agree to modify certain provisions contained in the Financing Agreement, and the Lenders have agreed to the foregoing request, on the terms and subject to the conditions set forth in this Amendment.

    NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    Section One.    Amendments.    Effective as of the date hereof, upon satisfaction of all of the conditions set forth in Section Four hereof, the Financing Agreement is hereby amended as follows:

        (a)       Applicable Increments.    Each Applicable Increment set forth in the definition of the term "Applicable Increment" in the Financing Agreement is hereby increased by .25%. The increase in the Applicable Increments provided for herein are separate from, and in addition to, all increases in the Applicable Increments set forth in any prior amendments. All provisions in prior amendments (other than the Tenth Amendment) for any reductions in the Applicable Increments are hereby terminated to the extent that such reductions have not become effective as of the date of this Amendment.

        (b)    Early Termination Fee.    The definition of the term "Early Termination Fee" set forth in Section 1 of the Financing Agreement is deleted in its entirety and the following substituted in lieu thereof:

                "Early Termination Fee shall:  (i) mean the fee the Agent, on behalf of the Lenders, is entitled to charge the Companies in the event any of the Companies terminates the Line of Credit or this Financing Agreement on a date prior to April 25, 2007; and (ii) be determined by multiplying the Line of Credit by one-half of one percent (.50%) if the Early Termination Date is before April 25, 2007."

        (c)    Leverage Ratio.    Notwithstanding anything to the contrary in the Financing Agreement, any change in Tangible Net Worth directly resulting from the Companies' compliance with Financial Accounting Standards Board Statement No. 158 ("FASB 158") shall be disregarded for purposes of calculating the Leverage Ratio as of any date; provided, however, that any reduction in Tangible Net Worth directly resulting from the Companies' compliance with FASB 158 shall be disregarded only to the extent that the amount of such reduction does not exceed $6,000,000.

        (d)    Operating Cash Flow.    Notwithstanding anything to the contrary in the Financing Agreement, an aggregate amount of up to $1,686,000 of restructuring charges relating to the termination of the employment of certain officers in the retail division and incurred by the Companies in the second fiscal quarter of 2006, may be excluded from the calculation of consolidated EBITDA for such fiscal quarter for purposes of calculating Operating Cash Flow of the Companies.

    Section Two.    Consent.    The Lenders understand that ROA and Carolina (collectively referred to herein as"Seller") intend to sell certain of their assets to New England Stone Industries, Inc. ("Buyer"), pursuant to that certain Purchase and Sale Agreement, dated as of July 28, 2006, by and among Seller and Buyer, as such agreement has been and may hereafter be amended, renewed, restated or otherwise modified from time to time (the "Purchase and Sale Agreement"), for an aggregate purchase price of $900,000 (the"Sale").

        Agent and Lenders hereby consent to the consummation of the Sale, provided that: (a) upon consummation of the Sale, all of the net cash proceeds of the Sale, in an amount no less than $900,000, will be immediately transferred to Agent via wire transfer of immediately available funds in accordance with the wire transfer instructions set forth on Exhibit A attached hereto; (b) upon Agent's receipt of the proceeds of the Sale, Agent will apply such proceeds to the outstanding balance of Acquisition Term Loans and the remaining proceeds (if any) will be applied to any remaining Obligations; (c) consummation of the Sale shall occur no later than November 30, 2006; and (d) the Sale is consummated in accordance with the terms and conditions of the Purchase and Sale Agreement, as in existence on the date hereof.

        Upon Agent's receipt of the proceeds of the Sale, Agent's security interest in the following assets of Seller, to the extent such assets have been sold pursuant to the Sale (collectively, the "Released Assets"), shall be deemed to have been automatically released: (a) the Coral Gray Property (as defined in the Purchase and Sale Agreement); (b) the equipment listed on Schedule 1 attached hereto to the extent that such equipment is located on the Coral Gray Property or the Kershaw Pink Property (as defined in the Purchase and Sale Agreement) at the time the Sale is consummated; (c) the Inventory (as defined in the Purchase and Sale Agreement) listed on Schedule 1.c of the Purchase and Sale Agreement; (d) all of Seller's right, title and interest in and to the names "Coral Gray" and "Kershaw Pink"; and (e) all of Seller's right, title and interest in and to the Permits listed on Schedule 1.d of the Purchase and Sale Agreement. Agent and Lenders do also hereby confirm and agree that from time to time after the closing of the Sale, they will, upon your reasonable request and at your expense, execute and deliver such additional lien releases with respect to the Released Assets as may be necessary for Seller to transfer, convey, assign and deliver to Buyer and to place Buyer in possession and control of, any of such assets.

        The consent set forth in this Section Two are granted to the Seller in this particular instance in light of the facts and circumstances that presently exist, and the Lenders' grant of this consent shall not constitute a course of dealing or a waiver of Agent's or any Lender's rights to withhold consent for any similar request in the future.

    Section Three.    Representations and Warranties.    To induce the Agent and the Lenders to enter into this Amendment, each Company warrants and represents to the Agent and the Lenders as follows:

    (a)    as of the date hereof, all of the representations and warranties contained in the Financing Agreement and each other document relating thereto to which such Company is a party continue to be true and correct in all material respects as of the date hereof, as if repeated as of the date hereof, except for such representations and warranties which, by their terms, are only made as of a previous date;

    (b)    the execution, delivery and performance of this Amendment by such Company is within its corporate or limited liability company powers, has been duly authorized by all necessary corporate or limited liability company action, and such Company has received all necessary consents and approvals (if any shall be required) for the execution and delivery of this Amendment;

    (c)    upon the execution of this Amendment, this Amendment shall constitute the legal, valid and binding obligation of such Company, enforceable against such Company in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) general principles of equity;

    (d)    as of the date hereof, such Company is not in default under any indenture, mortgage, deed of trust, or other material agreement or material instrument to which it is a party or by which it may be bound. Neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate any law or regulation applicable to such Company, (ii) cause a violation by such Company of any order or decree of any court or government instrumentality applicable to it, (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or material instrument to which such Company is a party or by which it may be bound, (iv) result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of such Company, except in favor of the Agent, to secure the Obligations, or (v) violate any provision of any organizational document or capital stock of such Company;

    (e)    as of the date hereof, no Default or Event of Default has occurred and is continuing; and

    (f)    since the date of the Companies' financial statements for the fiscal year ended in December 2005, no change or event has occurred which has had or is reasonably likely to have a material adverse effect on the business, operations, prospects, profitability or condition, financial or otherwise, of any Company or the Companies and their subsidiaries taken as a whole or the Collateral.

    Section Four.    Conditions Precedent.    This Amendment shall become effective when all of the following conditions, the satisfaction of each of which is a condition precedent to the effectiveness of this Amendment, shall have occurred:

    (a)    the Agent shall have received a fully executed counterpart or original of this Amendment;

    (b)    the Agent shall have received a certificate of the Secretary of each Company, certifying: (i) the names, incumbency and signatures of the officer(s) of such Company authorized to sign this Amendment and the Amended Note; and (ii) that attached thereto are true and correct copies of resolutions duly adopted by such Company's board of directors authorizing such Company to enter into this Amendment and the Amended Note;

    (c)    all representations and warranties set forth in Section Three above shall be true and correct in all material respects on and as of the effective date hereof, and no Default or Event of Default (other than the Designated Default) shall have occurred and be continuing; and

    (d)    the Agent shall have received payment of all fees, expenses and disbursements (including, without limitation, the fees and expenses of external counsel) incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and the transactions contemplated to occur hereunder.

    Section Five.    General Provisions.

    (a)    Except as herein expressly amended, the Financing Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

    (b)    As of the effective date hereof, all references to the Financing Agreement in the Financing Agreement shall mean the Financing Agreement as amended hereby and as hereafter amended, supplemented or modified from time to time.

    (c)    This Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.

    (d)    This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of the signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

    (e)    This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

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    IN WITNESS WHEREOF, each Company, the Agent and each of the Lenders has signed below to indicate its agreement with the foregoing and its intent to be bound thereby.

ROCK OF AGES CORPORATION ROCK OF AGES KENTUCKY CEMETERIES, LLC CAROLINA QUARRIES, INC. PENNSYLVANIA GRANITE CORP. KEITH MONUMENT COMPANY LLC ROCK OF AGES MEMORIALS INC. SIOUX FALLS MONUMENT CO.

By:	/s/Kurt M. Swenson
Name: Kurt M. Swenson
Title: Chairman and Chief Executive Officer of each of the above Companies

THE CIT GROUP/BUSINESS CREDIT, INC., as Agent and as a Lender

By:	/s/Renee M. Singer
Name: Renee M. Singer
Title: Senior Vice President

CHITTENDEN TRUST COMPANY, as a Lender

By:/s/Matthew K. Durkee
Name: Matthew K. Durkee
Title: Senior Vice President

EXHIBIT A

WIRE TRANSFER INSTRUCTIONS

SCHEDULE 1

EQUIPMENT

Item	Vehicle Identification or Serial Number
2003 Chevrolet K1500 Truck	1GCGK13U23F210517
1989 Chevrolet Truck	2GCEC14HXK1228954
475 Clark Rubber Tire Loader	420B388
275 Clark Rubber Tire Loader	425V-143
4500 Manitowoc Track Crane
1250 Lima 100-ton Track Crane
100-ton Lorain Truck Crane
750 CFM Joy Electric Compressor
750 CFM Atlas Copco Electric Compressor
1000 CFM IR Electric Compressor
8000 Ford Flat-bed Dump Truck
1970 International Dump Truck
1 Novamac Lift Hole Drill
2 Novamac Down Hole Drill, Double Hammer
1 Novamac Down Hole Drill, Single Hammer, Old Style
4 Atlas Copco Plug Drills
4 Harper Jack Hammers
2 Auto Burners
2 Hand Held Burners